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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MANUFACTURERS' SERVICES LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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MANUFACTURERS' SERVICES LIMITED
300 BAKER AVENUE
CONCORD, MA 01742

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2003

Stockholders of Manufacturers' Services Limited:

        The Annual Meeting of Stockholders of Manufacturers' Services Limited (the "Company") will be held at 300 Baker Avenue, Concord, MA 01742 on Thursday, May 22, 2003, beginning at 4:30 p.m. (local time), to consider and act upon the following matters:

1.
To elect two Class III directors to serve on the Board of Directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2003; and

3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on April 1, 2003, are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,
Alan R. Cormier Secretary

Concord, Massachusetts
April 14, 2003

MANUFACTURERS' SERVICES LIMITED
300 BAKER AVENUE
CONCORD, MA 01742
(978) 287-5630

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2003

General Information

        This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Manufacturers' Services Limited (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at 300 Baker Avenue, Concord, Massachusetts 01742 on Thursday, May 22, 2003, beginning at 4:30 p.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. The Company's Annual Report, this Proxy Statement, the Notice and the enclosed form of proxy were mailed to stockholders on or about April 14, 2003.

        Proxies.    Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted as recommended by the Board of Directors. Proxies may be revoked at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated, signed proxy, or by attending the Meeting and voting in person by ballot.

        Solicitation of Proxies.    The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations but will not receive additional compensation for such solicitation. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses. The Company has also retained Georgeson Shareholder Communications, Inc. ("Georgeson") to assist in the solicitation of proxies. Georgeson will receive a fee of $6,000 plus out-of-pocket expenses, which will be paid by the Company.

        Quorum Requirement.    Stockholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the Meeting. As of April 1, 2003, there were 33,583,250 shares of Common Stock, $0.001 par value per share ("Common Stock"), and 830,000 shares of 5.25% Convertible Preferred Stock, $0.001 par value per share ("Preferred Stock"), issued and outstanding which are entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote, and the 830,000 shares of Preferred Stock are entitled to a total of 6,449,106 votes in the aggregate (approximately 7.77 votes per share), on all matters that may properly come before the Meeting. The holders of a majority of the shares of Common Stock and Preferred Stock, on an as converted basis, issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the Meeting. Shares of Common Stock and Preferred Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

        Votes Required.    The affirmative vote of the holders of shares of Common Stock and Preferred Stock, voting together as a single class, representing a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of shares of Common Stock and Preferred Stock, voting together as a single class, representing a majority of the votes cast at the

Meeting on the matter is required to approve the ratification of the appointment of the Company's independent auditors.

        Shares which abstain from voting as to a particular matter will not be counted as votes cast on such matter. Shares held in street name by brokers and nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of the holders of shares representing a plurality or a certain percentage of votes cast on the matter, such as the matters presented at the Meeting, have no effect on the voting of such matter.

        The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

BENEFICIAL OWNERSHIP OF VOTING STOCK

        The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of Common Stock, warrants to purchase Common Stock and Preferred Stock as of February 28, 2003, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, each director and nominee for director of the Company, each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

	Preferred Stock		Common Stock
Name and Address of Beneficial Owner	Number of Shares	Percent of Outstanding Preferred Stock	Number of Shares (1)	Percent of Outstanding Common Stock (2)
5% Stockholders
Credit Suisse First Boston (3)	300,000	36	19,317,104	46.41
Paradigm Capital Management, Inc. (4)			2,626,659	6.31
SF Capital Partners Ltd. (5)	100,000	12.04	964,250	2.31
PCM Partners LP (6)	57,000	6.86	558,179	1.34
Levco Alternative Fund Ltd. (7)	45,900	5.53	755,049	1.81
Directors and Nominees
Robert C. Bradshaw (8)			333,340	*
Thompson Dean (9)	300,000	36	19,317,104	46.41
Robin Esterson (10)	300,000	36	19,317,104	46.41
Dermott O'Flanagan (11)			16,668	*
William J. Weyand (12)			42,802	*
Curtis S. Wozniak (13)			36,334	*
Karl R. Wyss (14)			3,334	*
Other Named Executives
Kevin C. Melia (15)			1,320,560	3.17
Richard J. Gaynor (16)			39,863	*
Albert A. Notini (17)			286,352	*
Santosh Rao (18)			135,161
All current directors and executive officers as a group — 10 persons (19)			21,531,518	51.73

  *
  less than 1% of the issued and outstanding Common Stock.

  (1)
  Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. The reported beneficial ownership of at least 5% of the outstanding Common Stock is based upon a Schedule 13 G filed with the Securities and Exchange Commission ("SEC") by such holder, or as otherwise specified by such holder. In accordance with SEC rules, each person listed is deemed to beneficially own (i) any shares of Common Stock issuable upon the exercise of stock options or warrants held by him that are currently exercisable or exercisable within 60 days after February 28, 2003, and all references in the footnotes to options or warrants refer to only such options or warrants, and (ii) any shares of Common Stock issuable upon conversion of Preferred Stock held by him.

  (2)
  Number of shares deemed outstanding includes 33,394,685 shares outstanding as of February 28, 2003 plus any shares subject to outstanding stock options, warrants or Preferred Stock held by the person or entity in question.

  (3)
  Consists of shares beneficially owned by the following entities, each of which is, or is managed by, an indirect subsidiary of Credit Suisse First Boston ("CSFB"), a Swiss bank.

Entity	Common Stock	Preferred Stock	Preferred Stock (on a converted basis)	Common Stock issuable upon exercise of Warrants
DLJ Merchant Banking Partners, L.P.	7,632,661	128,471	998,221	249,555
DLJ International Partners, C.V.	3,426,085	68,408	531,531	132,883
DLJ Offshore Partners, C.V.	198,523	3,762	29,231	7,308
DLJ Merchant Banking Funding, Inc.	3,027,236
DLJ First ESC, L.P.	1,882,440
DLJ ESC II, L.P.	10,417
Pershing, LLC, as nominee for 2001 Plan Investors, L.P.	58,942	99,359	772,020	193,005
DLJIP II Holdings, L.P.				29,934
DLJ Investment Partners II, L.P.				94,929
DLJ Investment Partners, L.P.				41,761
DLJ Investment Funding II, Inc.				422
Total Credit Suisse First Boston	16,236,304	300,000	2,331,003	749,797

CSFB owns directly a majority of the voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The ultimate parent company of CSFB and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc. ("CSFB-USA"). CSFB's mailing address is Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland.
  (4)
  The shares of Common Stock in the table represent shares of Common Stock owned by Paradigm Capital Management, Inc. ("Paradigm"), a New York corporation. Paradigm has sole voting power in connection with the 2,626,659 shares owned by it. Paradigm's mailing address is Nine Elk Street, Albany, New York 12207.

  (5)
  The shares of Common Stock in the table represent 100,000 shares of Preferred Stock, which are convertible into approximately 770,000 shares of Common Stock and warrants to purchase 194,250 shares of Common Stock owned by SF Capital Partners Ltd. ("SF Capital"). SF Capital has sole voting power in connection with the 770,000 shares of Common Stock owned by it. SF Capital's mailing address is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

  (6)
  The shares of Common Stock in the table represent 57,000 shares of Preferred Stock, which are convertible into approximately 438,900 shares of Common Stock, 7,556 shares of Common Stock and warrants to purchase 110,723 shares of Common Stock owned by PCM Partners L.P. ("PCM"). Paradigm has sole voting power in connection with the 446,456 shares of Common Stock owned by it. PCM's mailing address is 9 Elk Street, Albany, New York 12207.

  (7)
  The shares of Common Stock in the table represent 45,900 shares of Preferred Stock, which are convertible into approximately 356,643 shares of Common Stock, 309,245 shares of Common Stock and warrants to purchase 89,161 shares of Common Stock owned by Levco Alternative Fund Ltd. ("Levco"). John H Levin & Co. has sole voting power in connection with the 665,888 shares of Common Stock. Levco's mailing address is One Rockerfeller Plaza, New York, New York 10020.

  (8)
  The shares of Common Stock in the table consist of 333,340 shares that can be acquired upon the exercise of outstanding options.

  (9)
  The shares of Common Stock in the table include shares beneficially owned by Credit Suisse First Boston, of which Mr. Dean is a managing director; see Note 3, above. Mr. Dean disclaims beneficial ownership of such shares.

  (10)
  The shares of Common Stock in the table include shares beneficially owned by Credit Suisse First Boston, of which Mr. Esterson is a Director of DLJ Merchant Banking Partners, a division of Credit Suisse First Boston; see Note 3, above. Mr. Esterson disclaims beneficial ownership of such shares.

  (11)
  The shares of Common Stock in the table consist of 16,668 shares that can be acquired upon the exercise of outstanding options.

  (12)
  The shares of Common Stock in the table include 32,802 shares that can be acquired upon the exercise of outstanding options.

  (13)
  The shares of Common Stock in the table include 33,334 shares that can be acquired upon the exercise of outstanding options.

  (14)
  The shares of Common Stock in the table consist of 3,334 shares that can be acquired upon the exercise of outstanding options.

  (15)
  The shares of Common Stock in the table include 733,333 shares that can be acquired upon the exercise of outstanding options and 585,267 shares owned by or in trust for members of Mr. Melia's immediate family.

  (16)
  The shares of Common Stock in the table consist of 39,863 shares that can be acquired upon the exercise of outstanding options.

  (17)
  The shares of Common Stock in the table include 284,389 shares that can be acquired upon the exercise of outstanding options.

  (18)
  The shares of Common Stock in the table include 131,250 shares that can be acquired upon the exercise of outstanding options.

  (19)
  The shares of Common Stock in the table include 1,608,313 shares that can be acquired upon the exercise of outstanding stock options by all directors and executive officers as a group.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors recommends a vote "For" the election of each of the nominees listed below.

        The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class III Directors, whose terms expire at the 2003 Annual Meeting of Stockholders, three Class I Directors, whose terms expire at the 2004 Annual Meeting of Stockholders, and one Class II Director, whose term expires at the 2005 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

        Messrs. Bradshaw and Dean are currently Class III Directors of the Company. Mr. Dean is not standing for re-election. The persons named in the enclosed proxy will vote to elect Messrs. Bradshaw and Esterson as Class III Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Mr. Bradshaw presently serving as President, Chief Executive Officer, and Chairman of the Board and Mr. Esterson, not currently serving as a director, have consented to being named in the Proxy Statement as nominees and have indicated their willingness to serve, if elected. If for any reason any nominee should become unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

        Biographical and certain other information concerning the directors of the Company, including those who are nominees for election or re-election, is set forth below:

Nominees for Class III Directors (for election for a three-year term expiring at the 2006 Annual Meeting)

Robert C. Bradshaw. Director since January 2002; age 46

        Mr. Bradshaw joined the Company as Chief Executive Officer and President on January 2, 2002 and was elected as a member of the Board of Directors on January 9, 2002. Since January 2003 he has also served as Chairman of the Board of Directors. Prior to joining the Company, Mr. Bradshaw served as President of SCI Systems, Inc., an engineering and electronic manufacturing services provider, from November 2000 to December 2001, and from December 1999 through December 2001 he also served as Chief Operating Officer. From June 1998 through December 1999, he served as President-Eastern Region and Corporate Vice President of Solectron Corporation, an electronics manufacturing services company. Prior to this, he served in numerous executive positions with IBM Corporation, an information technology company, from 1978 through 1998.

Robin Esterson. age 38

        Mr. Esterson has served as a Director of DLJ-Merchant Banking Partners, the leveraged buyout group of Credit Suisse First Boston Private Equity since July 2001. From June 1993 through July 2001, Mr. Esterson served in various capacities at MacAndrews & Forbes Holdings, Inc., a private holding company, and at its affiliated operating companies.

Class I Directors (holding office for the term expiring at the 2004 Annual Meeting)

Karl R. Wyss. Director since September 1997; age 62

        Mr. Wyss has been Chairman and CEO of Thermadyne Holdings Corporation, a manufacturer of industrial products, since January 1, 2001. From 1993 through December 31, 2000, he was a Managing Director and Operating Partner of Credit Suisse First Boston, or its predecessor, DLJ Merchant Banking, Inc., a merchant banking firm.

William J. Weyand. Director since April 2000; age 58

        Mr. Weyand retired as Chairman, President and Chief Executive Officer of Structural Dynamics Research Corporation, a web-based collaborative Product Lifecycle Management ("PLM") solutions company, when it was acquired by EDS in August 2001. From August through December 2001, he served as a consultant to EDS. Mr. Weyand served as President and Chief Executive Officer of Structural Dynamics Research Corporation from June 1997 until January 1998 and Chairman of the Board from February 1998 to August 2001. Prior to joining Structural Dynamics Research Corporation, Mr. Weyand served as Executive Vice President of Measurex Corporation, a measurement and industrial automation supplier, from January 1995 to April 1997. He currently also serves as a member of the boards of directors of Ascential Software Corporation and Riverstone Networks, Inc.

Dermott O'Flanagan. Director since August 2001; age 51

        Mr. O'Flanagan has been a director since August 2001. Mr. O'Flanagan served as President of Dovatron International, an electronics manufacturing service provider, from January 1995 to April 2000 and retired as President when it was acquired by Flextronics in April 2000. He serves as a director of I.E.C.E.

Class II Directors (holding office for the term expiring at the 2005 Annual Meeting)

Curtis S. Wozniak. Director since January 2001; age 47

        Mr. Wozniak has served as Chief Executive Officer of Electroglas, Inc., a supplier of process management tools to the semiconductor industry, since April 1996 and as Chairman of the Board of that company since 1997.

        Each director is elected and serves until his successor is duly elected and qualified or until the earlier of his death, resignation or removal. Messrs. Dean and Wyss were elected pursuant to a stockholders agreement that was originally entered into in connection with an investment in the Company by entities affiliated with Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, Inc., in January 1995. See "Relationships and Transactions with Related Parties—Stockholders Agreement." There are no family relationships between any of the directors or executive officers.

Board of Directors and Committees of the Board

        The Board of Directors has standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which consists entirely of independent, non-employee directors.

        Audit Committee.    The members of the Audit Committee are Messrs. Wozniak (Chairman), O'Flanagan and Weyand. The Board of Directors has determined that each member is independent within the meaning of the NYSE rules. The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors. The Audit Committee is also responsible for the oversight of the Company's financial reporting process, internal controls and preparation of its financial statements. Other responsibilities include the review in consultation with the independent auditors, of the audit results and their proposed opinion letter or audit report and any related management letter. The Audit Committee held eleven (11) meetings during 2002.

        Compensation Committee.    The members of the Compensation Committee are Messrs. Weyand (Chairman), O'Flanagan and Wyss. The Board of Directors has determined that each member qualifies as an outside director under the Internal Revenue Code, a non-employee director under SEC rules and an independent director under the NYSE rules. The Compensation Committee establishes a philosophy governing all executive compensation plans, reviews proposals by management and makes recommendations to the Board concerning compensation, bonuses and benefit plans. The

Compensation Committee reviews the performance of the Chief Executive Officer and grants options under and administers the various option and employee stock purchase plans. The Compensation Committee held five (5) meetings during 2002.

        Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Messrs. O'Flanagan (Chairman), Weyand and Dean. The Nominating and Corporate Governance Committee identifies qualifications for membership on the Board of Directors and recommends nominees for election to the Board. Other responsibilities include the assessment and review of corporate governance guidelines and an annual evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee considers nominees for director recommended by stockholders but has not established procedures for such stockholder nominations beyond those contained in the Company's by-laws, as set forth under "Date of Submission of Stockholder Proposals." The Nominating and Corporate Governance Committee held one (1) meeting during 2002.

        The Board of Directors held seven (7) meetings during 2002. In 2002, each current director, except Mr. Dean, attended at least 75% of the meetings of the Board and of the committee(s) of the Board on which he served during the period for which he served.

Director Compensation

        Messrs. O'Flanagan, Weyand, Wozniak and Wyss are paid fees for serving on the Board and all directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at the board meetings. The independent directors, Messrs. O'Flanagan, Weyand, Wozniak and Wyss each received an annual retainer of $32,000. Each committee chairman receives an additional annual retainer of $5,000. Under the 2000 Non-Employee Director Stock Option Plan ("2000 Director Plan"), each director will be granted options to purchase 40,000 shares upon his or her initial election and re-election to the Board and options to purchase 10,000 shares on the first and second anniversary of his or her election or re-election to the Board. The following options have been granted under the 2000 Director Plan since January 1, 2002. In May 2002, Mr. Wozniak received options to purchase 40,000 shares at an exercise price of $5.05 per share, and Messrs. Wyss, O'Flanagan and Weyand received options to purchase 10,000 shares each at an exercise price of $5.05 per share. Each of these options has a term of 10 years, vests as to 1/3 of the shares on the grant date, and as to 1/3 of the shares on each of the first and second anniversary of the grant date and all options become fully vested upon a change in control of the Company.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors recommends a vote "For" the ratification of PricewaterhouseCoopers LLP as independent auditors.

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the independent auditors of the Company for the year ending December 31, 2003. PwC has served as independent auditors of the Company since 1994. The stockholders will be asked to ratify the appointment of PwC at the Meeting. Although stockholder approval of the Audit Committee's selection of PwC is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify the selection. If the proposal is not approved by the stockholders at the Meeting, the Audit Committee may reconsider its selection. Representatives of PwC will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

        Aggregate fees for professional services rendered for the Company billed by PwC in the years ended December 31, 2002 and 2001, were:

	2002	2001
Audit	$778,000	$750,000
Audit related	153,000	1,058,000
Tax	122,000	55,000
Other	—	—

Total	$1,053,000	$1,863,000

        Audit Fees.    The audit fees billed for each of the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the Company's quarterly interim financial statements, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

        Audit Related Fees.    The audit related fees billed in each of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, and consultations concerning financial accounting and reporting standards.

        Tax Fees.    Tax fees billed in each of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, tax planning and tax advice.

        Other Fees.    No other fees were billed by PwC to the Company in 2002 or in 2001.

        The Company's Audit Committee has not yet adopted/enacted pre-approval policies and procedures for audit and non-audit services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid by the Company for each of the last three fiscal years to its Chief Executive Officer and the Company's four other most highly compensated executive officers during 2002 ("Named Executives").

SUMMARY COMPENSATION TABLE

Long term Compensation
		Annual Compensation(1)				Awards Securities Underlying Options
Name and Principal Position	Fiscal Year						All Other Compensation (2)
		Salary		Bonus
Kevin C. Melia (3) Executive Chairman	2002 2001 2000	$ $ $	348,654 344,615 350,000	$ $ $	0 275,943 4,025,124	0 275,000 125,000	$ $ $	17,720 13,507 14,729
Robert C. Bradshaw (4) Chairman, President and Chief Executive Officer	2002 2001 2000	$ $	565,385 0 N/A	$ $	2,100,000 0 N/A	0 1,000,000 N/A	$ $	706,077 0 N/A
Santosh Rao (5) Executive Vice President and Chief Operating Officer	2002 2001 2000		$388,462 N/A N/A		$718,462 N/A N/A	450,000 N/A N/A		$139,065 N/A N/A
Albert A. Notini (6) Executive Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	321,154 275,000 168,269	$ $ $	260,000 169,682 173,971	275,000 125,000 232,000	$ $ $	8,591 8,185 6,032
Richard J. Gaynor (7) Vice President and Corporate Controller	2002 2001 2000	$ $	200,077 194,654 N/A	$ $	50,000 104,541 N/A	0 77,500 N/A	$ $	6,077 16,820 N/A

(1)
Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2)
Except as noted below, all other compensation consists of insurance premiums that the Company paid for long term disability insurance and 401(k) Plan contributions.

(3)
2000 bonus includes a special stock bonus of 200,000 shares of Common Stock issued in January 2000 at a value of $18.00 per share. The amount in the all other compensation column includes term life insurance premiums of $10,264, $9,001 and $7,673 for 2002, 2001 and 2000, respectively. Mr. Melia served as Executive Chairman from January 2, 2002 until January 2, 2003.

(4)
Mr. Bradshaw joined the Company in December 2001 and was elected as President and Chief Executive Officer effective January 2, 2002. The amount in the bonus column was payable to Mr. Bradshaw pursuant to his employment contract. The amount in the all other compensation column was payable to Mr. Bradshaw pursuant to his employment contract for relocation expenses.

(5)
Mr. Rao joined the Company in February 2002. The amount in the bonus column was payable to Mr. Rao pursuant to his employment contract. The amount in the all other compensation column includes $133,057 in relocation expenses for 2002.

(6)
The amount in the bonus column for 2002 was payable to Mr. Notini pursuant to his employment contract. The amount in the all other compensation column includes term life insurance premiums of $2,491 and $5,035 for 2002 and 2001, respectively. 2000 bonus includes a signing bonus of $100,000 when Mr. Notini joined the Company in May 2000.

(7)
Mr. Gaynor joined the Company in January 2001. The amount in the all other compensation column includes $15,213 in relocation expenses for 2001.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides certain information concerning options to purchase Common Stock of the Company granted during the fiscal year ended December 31, 2002 to each of the Named Executives.

	Individual grants in fiscal 2002					Potential realizable value at assumed annual rates of stock price appreciation for option term (2)
	Number of securities underlying options granted (1)	% of total options granted to employees in 2002
				Fair Market Value per share on date of grant
Name			Exercise price per share		Expiration date	0%	5%	10%
Kevin C. Melia	0	—	—	—	—	—	—	—
Robert C. Bradshaw	0	—	—	—	—	—	—	—
Santosh Rao	450,000	28%	$5.50	$5.50	02/11/12	0	1,557,000	3,946,500
Albert A. Notini	275,000	17%	$5.05	$5.05	01/31/12	0	874,500	2,211,000
Richard J. Gaynor	0	—	—	—	—	—	—	—

(1)
All options granted to the Named Executives were granted under the Company's 2000 Equity Incentive Plan, as amended. The options are generally not transferable by the optionee, are exercisable for a ten-year period from the date of the grant, must generally be exercised within 3 months after the end of the optionee's status as an employee or within twelve (12) months after the optionee's death or disability. Each option vests ratably as to 25% of the shares covered thereby on the first anniversary of the grant date and as to 1/36 of the remaining shares monthly thereafter from the 13th to the 48th month after the grant date. All options accelerate and become immediately vested upon a change in control of the Company.

(2)
The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table provides certain information concerning options held by the Named Executives as of December 31, 2002. No Named Executives exercised any stock during 2002.

	Number of securities underlying unexercised options at 12/31/02		Value of unexercised in-the-money options at 12/31/02(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin C. Melia	497,805	339,695	$80,208	$160,417
Robert C. Bradshaw	333,340	666,660	$180,003	$359,996
Albert A. Notini	184,098	447,902	$0	$134,750
Santosh Rao	0	450,000	$0	$18,000
Richard J. Gaynor	36,530	40,970	$10,250	$10,250

(1)
Represents the difference between the option exercise price and the closing price of the Common Stock on December 31, 2002 of $5.54 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

        On January 2, 2002 the Company and Mr. Kevin C. Melia entered into an amended Employment Agreement having an initial term of one year. The agreement provided that Mr. Melia will serve as Chairman of the Board at an annual base salary of $350,000, plus a target incentive bonus of 50% of his base salary in accordance with the terms of the Company's Cash Incentive Compensation Plan. The agreement would automatically renew for one year terms unless either party provides the other with written notice not less than 90 days prior to the end of the current one year term that the agreement not be extended. Mr. Melia's Employment Agreement was not extended, and effective January 2, 2003, Mr. Melia resigned from the Board of Directors of the Company. In accordance with this Employment Agreement, Mr. Melia is receiving two times his base salary and two times his target incentive bonus payable in equal installments over the subsequent twelve month period in accordance with the Company's payroll practices. The Company is also reimbursing Mr. Melia for costs associated with his health, dental and vision insurance for the twenty-four month period following termination of employment. Finally, all unvested stock options held by Mr. Melia at the time of such termination, become immediately vested and exercisable for a period of twelve months thereafter.

        The agreement also provides that during the twenty-four month period following a termination of his employment, Mr. Melia will not enter into competitive endeavors and will not undertake any commercial activity that is contrary to the Company's best interest or that of the Company's affiliates, including accepting employment or acquiring an interest in any entity (other than up to 5% of any publicly traded company) that competes directly or indirectly with the Company. In addition, the agreement requires Mr. Melia to refrain from soliciting or hiring any of the Company's employees for two years following the termination of his employment.

        The Company entered into a three-year employment agreement with Mr. Robert C. Bradshaw, effective on January 2, 2002, which specifies that he holds the offices of President and Chief Executive Officer and be elected to the Company's Board of Directors. It specifies an annual base salary of $600,000 and a target incentive bonus of 100% of his base salary, which is guaranteed in both 2002 and 2003. The agreement provided for a one-time commencement bonus of $1,500,000 which is repayable in full if there is a termination of his employment by the Company for cause or by Mr. Bradshaw for other than good reason during the initial three-year term ("Initial Term"). Also specified was a relocation payment of $700,000 to defray all of Mr. Bradshaw's relocation expenses, temporary housing and other transition costs. Finally, Mr. Bradshaw was awarded a stock option grant of 1,000,000 shares at an exercise price of $5.00 per share. The stock option has a term of ten years, vests in three equal installments on the first, second and third anniversary of the grant date and will accelerate and become fully exercisable for its term upon a change in control of the Company if Mr. Bradshaw remains with the Company and will be fully exercisable for up to four years thereafter, if Mr. Bradshaw terminates his employment with the Company within 30 days after a change in control.

        If Mr. Bradshaw's employment is terminated during the Initial Term by the Company other than for cause or by Mr. Bradshaw for good reason including, in either case, after a change in control of the Company, (i) the Company shall continue to pay him his base salary and target bonus in monthly increments for the remainder of the Initial Term, (ii) any stock options shall become fully exercisable for up to four years after such termination, and (iii) the Company shall continue to provide health and welfare benefits to Mr. Bradshaw and his family for the balance of the Initial Term. Finally, the agreement contains a provision which prohibits Mr. Bradshaw from competing with the Company or soliciting any of its employees for the Initial Term and any extension t hereof. Effective January 2, 2003, Mr. Bradshaw was elected as Chairman of the Board of the Company.

        On January 31, 2002, the Company entered into an employment agreement with Mr. Santosh Rao to serve as Executive Vice President and Chief Operating Officer at an annual base salary of $400,000. The agreement specifies Mr. Rao's target incentive bonus at 90% of his base salary with his pro-rata 2002 target incentive bonus guaranteed. Mr. Rao also received a commencement bonus of $400,000, which is repayable to the Company if there is a termination of employment by the Company for cause or by Mr. Rao for other than good reason during the first three years of his employment. Mr. Rao was reimbursed $133,057 for reasonable moving expenses. Finally, Mr. Rao received a stock option grant for 450,000 shares, having an exercise price of $5.50 and vesting as to 25% on the first anniversary of the grant date and as to 1/36 of the remaining shares monthly thereafter.

        The Company entered into an employment agreement with Mr. Albert A. Notini as Executive Vice President and Chief Financial Officer effective January 31, 2002. The agreement provides for an annual base salary of $325,000 and a target incentive bonus of 80% of his base salary. The target incentive bonus was guaranteed for fiscal year 2002. Mr. Notini was also granted a stock option for 275,000 shares at an exercise price of $5.05 per share and having a term of ten years. If Mr. Notini's employment is terminated without cause by the Company or for good reason by Mr. Notini, then Mr. Notini will be entitled to salary continuation payments during the twelve-month period following termination equal to the sum of his base salary and target incentive bonus as well as the pro-rata portion of his target incentive bonus up to his termination date for the year in which the termination occurs. The Company will also pay for Mr. Notini's COBRA costs for the twelve-month period following termination other than for termination for cause.

        The Company has also entered into an employment letter agreement with Mr. Richard J. Gaynor as Vice President and Corporate Controller. The agreement provides that in addition to his base salary and initial option grant, he will receive an annual bonus based on his personal performance and the Company's financial performance.

Change in Control Agreements

        The Company has entered into separate change in control agreements with certain executive officers including: Albert A. Notini, Richard J. Gaynor and Santosh Rao. Mr. Bradshaw has no separate change in control agreement. Please see the Employment Agreement paragraphs above relating to Mr. Bradshaw which specify his change in control terms.

        The change in control agreements provide that in the event of a termination of an executive's employment for any reason upon change of control, which results in the executive not being offered a management position on comparable terms, the executive will be entitled to receive his or her base salary through the date of termination, together with any pre- and post-termination compensation and benefits payable to the executive under the terms of the Company's compensation and benefit plans. In addition, the agreements provide that any outstanding stock options, restricted stock or other equity awards held by the covered executive will become immediately vested and will remain outstanding for its full term.

        The change in control agreements further provide that in the event of a termination of an executive's employment upon change of control, other than for cause or other stipulated reasons, the Company will be required to pay that executive a lump sum payment in cash equal to 2.5 times the sum of his base salary and target annual bonus for the year in which the covered executive is terminated, in addition to a pro rata portion of the executive's bonus compensation for the fiscal year in which the termination occurs and the benefits discussed above due upon termination of the executive for any reason after a change in control. In addition, the covered executive would be entitled to life, disability, accident and health benefits substantially similar to those provided during the executive's employment, for a period of 18 months, along with a lump sum payment in cash equal to the sum of, any unpaid incentive compensation awarded to the executive for the prior year (and contingent only upon continued employment) and a pro rata portion of all contingent compensation awards for any uncompleted periods under such plan as calculated in the agreement.

        The change in control agreements take precedence over the executives' employment agreements.

        A change in control would occur, among other events, through an acquisition of 40% of the Company's Common Stock by an independent third party, merger or consolidation with another company, acquisition by an independent third party of enough of the Company's stock to replace the existing Board of Directors, or acquisition of all or substantially all of the Company's assets.

TRANSACTIONS WITH RELATED PARTIES

Stockholders Agreement

        The amended and restated stockholders agreement dated June 22, 2000, as amended, by and among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. (collectively, the "DLJMB Entities"), DLJ ESC II L.P., DLJ First ESC, L.P., DLJ Investment Partners II, L.P., DLJ Investment Funding II, Inc. and DLJ Investment Partners, L.P. (collectively, the "DLJ Entities"), Magnetite Asset Investors L.L.C., specified trusts, Kevin C. Melia, Robert J. Graham, Julie Kent, some of the Company's other stockholders and the Company, provides subject to limitations, some of the Company's stockholders with demand and piggyback registration rights and contains indemnification provisions relating to registration statements.

        The stockholders agreement also required the Company to pay Credit Suisse First Boston (USA), Inc., formerly Donaldson, Lufkin & Jenrette, Inc., an annual management fee equal to $200,000 plus expenses until January 20, 2000.

Interests of Donaldson, Lufkin & Jenrette, Inc. and its Affiliates

        The DLJ Entities, Donaldson, Lufkin & Jenrette Securities Corporation and DLJ Capital Funding, Inc. are affiliates of Credit Suisse First Boston (USA), Inc. formerly Donaldson, Lufkin & Jenrette, Inc., which was acquired by Credit Suisse First Boston in November 2000. In addition, Thompson Dean and Karl Wyss formerly served as Managing Directors of DLJ Merchant Banking, Inc. Mr. Dean currently serves as a Managing Director with Credit Suisse First Boston, the successor to DLJ Merchant Banking, Inc. Mr. Wyss, since December 31, 2000, is no longer employed by Credit Suisse First Boston. Both of these individuals are members of the Company's Board of Directors. Mr. Robin Esterson, a nominee for the board of directors currently serves a director of DLJ Merchant Banking Partners. DLJ Capital Funding, Inc. acted as syndication agent and lender under the Company's then current bank credit facility, for which it received its pro rata share of any repayment of amounts outstanding under that bank credit facility from the proceeds of its initial public offering. In addition, Donaldson, Lufkin & Jenrette Securities Corporation acted as arranger under that bank credit facility, for which it received customary fees and expenses, and acted as lead underwriter in the Company's initial public offering. DLJ Capital Funding, Inc. serves as syndication agent and DLJ Capital Funding, Inc. serves as Lead Arranger for the Company's current credit agreement. On March 14, 2002, the Company sold 300,000 shares of 5.25% Convertible Preferred Stock, representing 2,331,003 shares of the Company Common Stock, and Warrants to purchase 582,751 shares of Company Common Stock to CSFB and certain of its affiliates in a private placement offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. In connection with this investment by CSFB, the Company paid CSFB an advisory fee of 1.446% on the total amount invested in the offering (an aggregate of $600,000). Since 1995, Credit Suisse First Boston (USA), Inc. and its predecessors and affiliates have received fees in the aggregate amount of approximately $12,194,810, which included an annual management fee of $200,000 plus expenses until January 20, 2000, under the stockholders agreement, fees associated with the Company's initial public offering, and fees under the Company's past and current bank credit facilities, including approximately $83,000 in banking-related fees in 2001, and approximately $625,000 in 2002.

        Total fees paid to CSFB in the fiscal years ended December 31, 2002 and 2001 were $1,225,000 and $82,000, respectively.

Indemnification Agreements

        The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in its Restated Certificate of Incorporation and By-laws.

Issuance of Warrants

        In November 1999, in connection with the issuance of the senior preferred stock, the Company issued warrants to purchase 1,160,542 shares of its Common Stock to the DLJ Entities purchasing the senior preferred stock, of which 222,730 were immediately exercisable and 937,812 were placed into escrow. These warrants have an exercise price of $4.80 per share and expire on November 26, 2006. On January 28, 2000, the DLJ Entities sold 500,000 shares of the senior preferred stock and warrants to purchase 290,136 shares of Common Stock, of which 55,683 were immediately exercisable and 234,453 were held in escrow, to Magnetite Asset Investors L.L.C. On November 26, 2000, the warrants held in escrow were returned to the Company and cancelled. In connection with the Company's initial public offering, the exercise price of the warrants beneficially owned by DLJ and its affiliates was adjusted to equal the public offering price of the shares of Common Stock in the public offering and the expiration date was adjusted to be the fifth anniversary of the public offering. The warrants permit cashless exercise and contain anti-dilution protection in the case of a stock split, combination, reclassification or other changes to, or sales or issuances of, the Company's Common Stock, including future issuances of options, warrants or convertible securities. On July 9, 2001 Magnetite Asset Investors, LLC exercised all of the warrants it held and acquired 7,558 shares of Common Stock in a cashless exercise. As of December 31, 2002, warrants covering a total of 167,046 shares held by the DLJ Entities were outstanding, all of which are currently exercisable.

        In March 2002, in connection with a private placement offering of 5.25% Convertible Preferred Stock, the Company issued warrants to purchase 582,751 shares of Common Stock to CSFB and certain of its affiliates. The warrants have an initial exercise price of $7.02 per share, subject to adjustment upon certain events, and expire on March 14, 2007. As of December 31, 2002, 582,751 warrants were outstanding and exercisable.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") is composed of three directors who, the Board of Directors has determined are independent directors in accordance with both the NYSE and the SEC rules. The Board of Directors approved an amended charter for the Committee in February 2003. The Committee regularly reviews and approves all the compensation and benefit programs of the Company, the Chief Executive Officer's compensation and also reviews, in conjunction with the Chief Executive Officer, the proposed compensation of the other executive officers. In seeking to attract, retain and motivate top quality professionals, the Company's compensation philosophy emphasizes performance, includes a significant variable element of compensation, and uses incentives based on the performance of the Company's Common Stock to further align the interests of the Company's executives with those of the Company's stockholders. Compensation is comprised of three elements: (i) base salary, (ii) annual target incentive bonus, and (iii) stock options.

        Base Salary.    The Committee evaluates the responsibilities of the executive officer position together with the executive's experience level and refers to compensation studies of peer group and other industry companies provided by third party consultants in setting base salary. Also considered are the Company's overall financial performance and the individual's performance and contributions to the business.

        Annual Bonuses.    Annual target incentive bonuses, one of the variable components of compensation, are based on achieving both agreed upon individual performance goals and corporate objectives and are established at the beginning of each year. These are consistent with and fully support the Company's overall business plan and strategy. Bonuses are targeted at various levels as a percentage of base salary. For 2002 the corporate financial objective of cash earnings per share ("Cash EPS") was utilized together with certain personal performance goals, or where appropriate, business unit performance measures. Incentive compensation bonuses were awarded for 2002 only for those executive officers whose employment contract specified a guaranteed bonus for 2002. Discretionary bonuses were awarded for selected other executives whose performance was exemplary in 2002.

        Stock Options.    Stock options are generally granted annually to executives, senior managers and other key employees who contribute to or are deemed to be critical to the Company's success. Options are also used to attract new talent to the Company. As both an incentive and retention device, stock options align an executive's economic interest with that of the Company's stockholders and orient the executive to a more long-term perspective. In determining option awards, the Committee takes into account the duties and responsibilities of the executive, prior performance, the number and size of prior stock option awards and the benchmark stock option award data drawn from market surveys of peer group companies.

        Compensation for the Chairman and CEO.    Mr. Bradshaw's salary as President and CEO, in accordance with his employment agreement, is fixed at $600,000 for three years. His target bonus includes compensation of 100% of his base salary and is guaranteed for the first two years of his employment agreement. The Committee, in approving Mr. Bradshaw's employment agreement, considered his industry experience and strong qualifications for the CEO position.

        Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executives. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company has structured its option plans in a manner that complies with the performance-based requirements of Section 162(m), and may in the future decide to submit other executive compensation plans for stockholder approval. While the tax impact of compensation is to be considered, it must be evaluated in light of the Committee philosophy and objectives. Generally, compensation programs will be established which maximize the Company's tax deduction. However, from time to time, the Committee may award compensation which is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its stockholders.

Compensation Committee:
William J. Weyand, Chairman
Dermott O'Flanagan
Karl R. Wyss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is composed of Messrs. Weyand, Wyss and O'Flanagan. None of the Company's employees or officers serves on the Compensation Committee. No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in June 2000 and subsequently amended in March 2001. Further amendments to the charter are now under review by the Audit Committee. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee reviewed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors of the Company.

Respectfully submitted,

Curtis S. Wozniak, Chairman
Dermott O'Flanagan
William J. Weyand

PERFORMANCE GRAPH

        The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning June 23, 2000 (the date the Common Stock commenced public trading) and ending December 31, 2002, with the cumulative total return of the Standard & Poor's Stock Index (the "S&P 500 Index"), and the Printed Circuit Board Index (the "PCB Index"). Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on June 23, 2000 in the Company's Common Stock, the S&P 500 Index and the PCB Index.

	6/23/00	12/29/00	12/31/01	12/31/02
MSV	$100	$31.17	$29.41	$26.07
S&P 500	$100	$91.59	$79.65	$61.04
PCB Index	$100	$79.76	$50.02	$17.20

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock or Preferred Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such reports furnished to the Company, the Company's internal records and certain written representations provided to the Company by such persons, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the fiscal year beginning January 1, 2002 and ending December 31, 2002 were satisfied in a timely manner.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

        In order for proposals submitted to by the stockholders of the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the Company's proxy statement relating to the 2004 Annual Meeting of the Stockholders, such proposals must be received at the Company's principal executive offices no later than December 16, 2003. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement relating to the 2004 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to the applicable regulations of the SEC in effect at the time of such proposal is received.

        A stockholder who wishes to nominate a director or make a proposal at an annual meeting of stockholders of the Company—other than one that will be included in the Company's proxy statement pursuant to Rule 14a-8—must provide the Company with written notice of such nomination or proposal, in compliance with the Company's by-laws, not less than 60 nor more than 90 days prior to the anniversary date of the prior year's annual meeting of stockholders; provided that if the annual meeting is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, then such notice must be received by the Company not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting and the 10th day following the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. For the 2003 Annual Meeting, the deadline for submitting such notices was March 15, 2003.

        The Company has adopted the cost saving practice of "householding" proxy statements and annual reports. Some banks, brokers and other nominee record holders are also "householding" the proxy statements and annual reports for their customers. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Manufacturers' Services Limited, 300 Baker Avenue, Suite 106, Concord, Massachusetts 01742 (978) 287-5630. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

PROXY

MANUFACTURERS' SERVICES LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) Alan R. Cormier and Patrick J. Rondeau, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Manufacturers' Services Limited to be held on May 22, 2003 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒
				FOR	AGAINST	ABSTAIN
1.	Election of Directors.	2.	Ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES
		☐	Robert C. Bradshaw
☐	WITHHOLD	☐	Robin Esterson
AUTHORITY FOR ALL NOMINIEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:	☒
Please mark here if you wish to continue to receive separate proxy materials without participating in the "householding" rule	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.
Signature of Stockholder: ____________________________	Date:________	Signature of Stockholder: ____________________________	Date:________
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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MANUFACTURERS' SERVICES LIMITED 300 BAKER AVENUE CONCORD, MA 01742
MANUFACTURERS' SERVICES LIMITED 300 BAKER AVENUE CONCORD, MA 01742 (978) 287-5630
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2003
BENEFICIAL OWNERSHIP OF VOTING STOCK
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
TRANSACTIONS WITH RELATED PARTIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS